Exhibit 99.1

BEFORE THE PUBLIC SERVICE COMMISSION

OF THE STATE OF MISSOURI

In the Matter of The Empire District Electric	)
Company’s Application for Certificate of Public	)
Convenience and Necessity and Approval of	)	Case No. EO-2005-
an Experimental Regulatory Plan Related to	)
Generation Plant.	)

APPLICATION

COMES NOW The Empire District Electric Company (Empire or Company), in accordance with §386.250, 393.140, 393.170, 393.230 and/or 393.240, RSMo (2000), 4 CSR 240-3.105 and 4 CSR 240-2.060, and, for its application for a certificate of public convenience and necessity and approval of an experimental regulatory plan related to generation plant, states to the Missouri Public Service Commission (Commission) as follows:

SUMMARY

The purpose of this application is to initiate a process whereby Empire may obtain a certificate of convenience and necessity to participate in a steam electric generating station in Platte County, Missouri (Iatan Unit 2), and in connection therewith, obtain approval of an Experimental Regulatory Plan that will provide adequate assurance to potential investors to make financial options available to the Company concerning this, or other baseload generation options.

APPLICANT

1.                                       Empire is a Kansas corporation with its principal office and place of business at 602 Joplin Street, Joplin, Missouri 64802.  Empire is qualified to conduct business and is conducting business in Kansas as well as in the states of Missouri, Arkansas and Oklahoma.  Empire is engaged, generally, in the business of generating, purchasing, transmitting, distributing and selling electric energy in portions of said states.  Empire also provides water service in Missouri.  Empire’s Missouri operations are subject to the jurisdiction of the Commission as provided by law.

2.                                       A certified copy of Empire’s Restated Articles of Incorporation, as amended, was filed in Case No. EF-94-39 and is incorporated herein by reference in accordance with Commission rule 4 CSR 240-2.060(1)(G).  A Certificate from the Missouri Secretary of State that Empire, a foreign corporation, is authorized to do business in Missouri was filed with the Commission in Case No. EM-2000-369 and is incorporated by reference in accordance with Commission rule 4 CSR 240-2.060(1)(G).  This information is current and correct.  Empire has no pending actions or final unsatisfied judgments or decisions against it from any state or federal agency or court that involve customer service or rates.  Empire has a general rate case pending before this Commission that is identified as Case No. ER-2004-0570.  Empire’s annual report and assessment fees are not overdue.

3.                                       Pleadings, notices, orders and other correspondence and communications concerning this application should be addressed to the undersigned counsel and:

Mr. Todd Tarter

The Empire District Electric Company

602 Joplin Street

P.O. Box 127

Joplin, Missouri   64802

Phone: (417) 625-6533

Fax: (417) 625-5173

E-mail: ttarter@empiredistrict.com

BACKGROUND

4.                                       On April 30, 2004, Empire filed tariffs sheets that initiated a general rate proceeding for Empire.  This general rate case was identified as Case No. ER-2004-0570.  During the course of that proceeding, Empire has answered extensive data requests and undergone a complete audit of its rates.  It is anticipated that the Commission will issue a decision by March, 2005, that will set Empire’s rates on a going forward basis.

5.                                       Simultaneously, Empire has participated in a detailed Integrated Resource Planning (IRP) with the Commission Staff (Staff), the Office of the Public Counsel (Public Counsel), and the Missouri Department of Natural Resources (DNR).  In October, 2003, a capacity planning study was presented to Staff, Public Counsel, and DNR, which verified Empire’s need for coal-fired generation.  Particularly significant is the fact that in June 2010, Empire’s purchased power contract with Western Resources, Inc. for 162 MW of baseload capacity from the Jeffrey Energy Center will expire.

6.                                       Today, the Western Resources-Jeffrey purchase represents about 11% of Empire’s total capacity and provides roughly 20% of Empire’s on-system energy (normalized).  Since this purchase expires in 2010, Empire has a need for coal-fired generation in the 2010 time frame even in low or no load growth scenarios.  Empire has explored, and continues to explore various generation options.  Empire has participated in KCPL’s Regulatory Workshop EW-2004-0596.   This Workshop has discussed a potential new coal plant, Iatan Unit 2, which could be in service in the 2010 time frame.  Empire believes that participation in Iatan Unit 2, or other baseload generation options, would be beneficial as a long-term cost-effective option for customers.  Participation in a jointly-owned coal plant can offer significant savings for Empire provided transmission upgrade costs implicit in a jointly-owned option do not offset the economy of scale savings. Empire is a joint owner of the existing Iatan coal unit, and has initiated a study from the

Southwest Power Pool for the transmission costs of participating in a second unit at Iatan.

7.                                       Empire has also sought to add other alternatives to its generation mix.  At the most recent IRP meetings, information was presented concerning about 150 MW of wind generation which is scheduled to be operational by the end of 2005.  On December 13, 2004, Empire announced that it signed a 20-year contract with PPM Energy to purchase energy generated at the proposed 150 MW Elk River Windfarm that will be located in Butler County, Kansas.

8.                                       The study that was presented at the IRP meetings in October 2003 also indicated that the Company should begin siting and permitting for a new combustion turbine to be online in 2006 or 2007.  At the most recent IRP meetings, information was presented about plans for a new combustion turbine that is nominally 170 MW (168 MW at 59 degrees Fahrenheit) that will be online in 2007.  Original plans called for multiple smaller combustion turbines as needed, but during Empire’s search for new units the 170 MW combustion turbine was available and offered a lower cost per KW than smaller units.  The inclusion of wind and the larger combustion turbine since Empire presented its most recent generation expansion plan does not change the need for coal-fired generation to replace the Western Resources-Jeffrey purchase and to achieve an adequate generation mix.

9.                                       Lastly, in conjunction with Empire’s current rate case (Case No. ER-2004-0570), a stipulation and agreement has been signed by all parties.  If approved by the Commission, Empire has agreed to participate in energy efficiency programs and a wind energy assessment study.  The energy efficiency programs include the low-income weatherization program, the

“change a light – change a world” program, the appliance and HVAC rebate program, and the commercial energy efficiency audit.

KCPL ACTIVITIES

10.                                 On May 6, 2004, Kansas City Power & Light Company (KCPL) filed its Application To Establish Investigatory Docket And Workshop Process Regarding Kansas City Power & Light Company.   In its Application, KCPL requested that the Commission issue an order (a) opening an investigatory docket regarding the future supply and pricing of the electric service provided by KCPL; and (b) authorizing the use of the Commission’s workshop process to address certain issues related to the future supply and pricing of electricity for KCPL and its customers, and any other issues impacting KCPL that may arise from discussion among the interested parties.

11.                                 The Commission later issued an Order Establishing Case which granted KCPL’s Application to Establish Investigatory Docket and Workshop Process Regarding Kansas City Power & Light Company, filed by KCPL on May 6, 2004, and established an informal, investigatory case designated as Case No. EW-2004-0596.

12.                                 These discussions have included issues related to KCPL’s capacity needs for the future, capital investments related to compliance with environmental regulations, infrastructure investments, and customer programs, as well as the likely impact of these investments and programs upon KCPL’s future revenue requirements.  In particular, the discussions have included the potential development of approximately 800-900 MW of new coal-fired, regulated generation capacity located at the Iatan site near Weston (Iatan Unit 2).

GENERATION PLANT INVESTMENTS

13.                                 As a result of the facts described above and its discussions with the Staff, Public Counsel, KCPL and others, Empire is considering extremely significant investments in the following construction projects:

A)                                  800-900 MW of new regulated generation capacity located at the Iatan site near Weston, Missouri, as discussed and presented in Case No. EW-2004-0596 (Iatan Unit 2) of which Empire proposes to own up to 200 MWs, or other baselaod generation options; and,

B)                                    Environmental upgrades related to Iatan Unit 1 for accelerated compliance with environmental regulations.  These upgrades for Iatan Unit 1 include a Flue Gas Desulphurization (FGD) unit and a Baghouse.  Iatan Unit 1 is co-owned by three Missouri regulated investor owned utilities – KCPL, Empire and Aquila, Inc.

14.                                 The identified investments are expected to involve substantial expenditures.  In order to negotiate and to potentially participate in these projects, Empire needs regulatory guidance and certainty from the Commission to assist in obtaining the optimal financing options for these amounts.

15.                                 As stated previously, Empire will have generation needs for 2010, whether or not it participates in Iatan Unit 2.  In case Empire is prohibited from participating in Iatan Unit 2, for whatever reason, Empire anticipates that it will also present alternative model runs concerning generation options other than Iatan Unit 2.

CERTIFICATE OF CONVENIENCE AND NECESSITY

16.                                 Empire originally received a certificate to participate in the existing Iatan generating unit in Case No. EM-78-277.  The Commission in that Order granted Empire “a Certificate of Public Convenience and Necessity to participate in the construction, ownership, operation, maintenance, removal, replacement, control and management of Iatan Station as a tenant in common with undivided ownership interests in all or a portion thereof.”

17.                                 The findings of fact in the Order granting Empire a certificate, referred directly to Iatan Unit 1, which was then under construction.  The original certificate case for Kansas City Power & Light Company referred to Iatan Station as being a “multi-unit site designed for four generating units to be constructed and operated by KCPL.”  Case No. 17,895 (November 14, 1973).  To the extent necessary, if there is any doubt as to Empire’s authorization to participate in Iatan 2, Empire requests a certificate of convenience and necessity to construct, install, own, operate, control, manage, and maintain a steam electric generating station in Platte County, Missouri (Iatan Unit 2).

18.                                 Empire will provide the items identified in Commission Rule 4 CSR 240-3.105 at such time as they become available. See 4 CSR 240-3.105(2).

EXPERIMENTAL REGULATORY PLAN

19.                                 Empire is now in the process of modeling the rate and financing impacts of participating in a jointly-owned second unit at Iatan, and other baseload generation options.  Empire plans to present a detailed regulatory plan based on this study.  However, it is clear that the assurance to investors of adequate cash flow from Missouri electric regulated operations resulting from future electric retail rate cases will be important in the financial options available to the Company.  Absent such assurance, Empire may not be able to move forward with the investments described above in a timely manner.  Therefore, Empire seeks an experimental regulatory plan containing the following general parameters:

A.                                   A Regulatory Plan that will allow Empire to maintain its debt at investment grade and also be able to adequately participate in the equity market;

B.                                     A finding that the Iatan Unit 1 environmental upgrade investments should not be excluded from Empire’s rate base on the ground that the projects were not necessary or timely, or that alternative technologies should have been used at Iatan;

C.                                     A finding that Empire’s ownership of up to approximately 200 MW of a 800-900 MW of new generation capacity at the Iatan site, or in other baseload generation options, would have long term benefits for maintaining competitively priced electricity for Missouri consumers.  Also, a finding that Empire’s investment in Iatan Unit 2 should not be excluded from Empire’s rate base on the ground that the project was not necessary or timely, or that alternative technologies should have been used;

D.                                    To help effectuate investment grade ratings during the period of construction of Iatan Unit 2, or other baseload generation options, procedures designed to streamline general rate cases so that rate requests may be addressed in a less than eleven month time frame;

E.                                      Establishment of an interim energy charge (IEC) or other statutorily recognized mechanism for the treatment of fuel costs; and,

F.                                      A finding that depreciation and amortization rates affect cash flow and hence the ability to maintain investment grade status and, thus, will be reviewed accordingly in future rate requests of Empire.

20.                                 The ratemaking principles provided are intended to effectuate a timely decision regarding Empire’s possible participation in Iatan Unit 2, or other baseload generation options, projects that will likely have long term benefits for the state of Missouri.

21.                                 Empire intends to amend its Application to provide a preliminary resource plan by February 28, 2005.  This plan will be updated at the conclusion of Empire’s current rate case (Case No. ER-2004-0570).

WHEREFORE, Empire respectfully requests that the Commission issue its orders:

(A)                              Providing public notice of this filing and establishing a deadline for intervention not later than February 25, 2005;

(B)                                granting it a certificate of convenience and necessity to construct, install, own, operate, control, manage, and maintain a steam electric generating station in Platte County, Missouri (Iatan Unit 2);

(C)                                Approving a regulatory plan related to Empire’s possible investments in the described generation plant in a time frame that allows Empire to participate in all construction projects that will serve the best interests of its Missouri customers; and,

(D)                               granting such other relief as may be deemed necessary and appropriate which is not inconsistent with this pleading.

Respectfully submitted,

By	/s/ Dean L. Cooper
Dean L. Cooper	MBE #36592
BRYDON, SWEARENGEN & ENGLAND P.C.
312 E. Capitol Avenue
P. O. Box 456
Jefferson City, MO 65102
(573) 635-7166 voice
(573) 635-3847 facsimile
Email: dcooper@brydonlaw.com

ATTORNEYS FOR THE EMPIRE DISTRICT ELECTRIC COMPANY

CERTIFICATE OF SERVICE

The undersigned certifies that a true and correct copy of the foregoing document was hand-delivered, or sent by electronic mail, on February 4th, 2005, to the following:

Steve Dottheim		John Coffman
Office of the General Counsel		Office of the Public Counsel
Governor Office Building, 8th Floor		Governor Office Building, 6th Floor
Jefferson City, Mo 65101		Jefferson City, MO 65101

	By	/s/ Dean L. Cooper

A F F I D A V I T

State of Missouri	)
) ss
County of Jasper	)

I, David W. Gibson, having been duly sworn upon my oath, state that I am the Vice President - Regulatory and General Services of The Empire District Electric Company (Empire), that I am duly authorized to make this affidavit on behalf of Empire, and that the matters and things stated in the foregoing application are true and correct to the best of my information, knowledge and belief.

By	/s/	David W. Gibson

Subscribed and sworn before me this 4th day of February, 2005.

By	/s/	Lyn M. Williams
Notary Public

LYN M. WILLIAMS
Notary Public – State of Missouri
County of Newton
My Commission Expires Apr 19 2008